Exhibit 10.41

[AMENDED AND RESTATED] INDEMNITY AGREEMENT

THIS FORM OF INDEMNITY AGREEMENT MAY BE ENTERED INTO BETWEEN CERUS CORPORATION (THE “COMPANY”) AND EACH OF ITS CURRENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS. FOR THE CURRENT OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS OF THE COMPANY, THE COMPANY WILL ENTER INTO AN AMENDED AND RESTATED VERSION OF THIS AGREEMENT WITH THE LANGUAGE INDICATED IN THIS FORM OF AGREEMENT IN BRACKETED TEXT.

THIS AGREEMENT is made and entered into this          day of                     , 200   by and between CERUS CORPORATION, a Delaware corporation (the “Corporation”), and                      (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his or her capacity as a director, officer, employee or other fiduciary of the Corporation or a Subsidiary (as defined in Section 21(c)) of the Corporation;

[WHEREAS, pursuant to Section 16 of that certain Indemnity Agreement previously entered into by and between Agent and Corporation (the “Prior Agreement”), Agent and Corporation desire to amend and restate in its entirety such Prior Agreement;]

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as a director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent.

NOW, THEREFORE, in consideration of Agent’s continued service as a director after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, or continue to serve, as a director, officer, employee or other fiduciary of the Corporation or as a director, officer, employee or other fiduciary of a Subsidiary of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his or her ability so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the Bylaws or other

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applicable charter documents of the Corporation or such Subsidiary. Agent may, however, at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall alter the at-will employment of any officer, employee or other fiduciary of the Corporation and any Subsidiary of the Corporation, or create any obligation to retain Agent in a particular position.

The Corporation acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Agent under the Bylaws, to induce Agent to serve, or continue to serve, as a director, officer, employee or agent of the Corporation, and the Corporation acknowledges that Agent is relying on this Agreement in serving as a director, officer, employee or agent of the Corporation.

2. Indemnity of Agent. Subject only to the exclusions set forth in Section 4 below, the Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and Section 43 of the Bylaws.

4. Limitations on Indemnity. No indemnity pursuant to Sections 2 or 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

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(b) on account of Agent’s conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct (but only to the extent of such specific conduct);

(c) on account of Agent’s conduct that constituted a breach of Agent’s duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 10 hereof.

Any provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify Agent or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Act. Agent acknowledges that the SEC takes the position that indemnification for certain liabilities arising under the Act are against public policy and requires that the Corporation undertake to submit claims for indemnification against such liabilities (“Claims”) to a court of appropriate jurisdiction, unless such Claims are for the payment by the Corporation for expenses incurred or paid by the Agent in the successful defense of any action, suit, proceeding, or if, in the opinion of the Corporation’s counsel, indemnification of such Claims has not been settled by controlling precedent. The Corporation will be bound by the final adjudication with respect to whether indemnification for such Claims is against public policy. Agent specifically agrees that any such undertaking by the Corporation shall supersede the provisions of this Agreement and to be bound by any such undertaking. Notwithstanding any other provision of this Agreement, to the extent that Agent has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Corporation shall indemnify Agent against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

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5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Insurance. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Corporation or of any Subsidiary (“D&O Insurance”), Agent shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Agent, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

8. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses hereunder, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent under this Agreement or otherwise. With respect to any such action, suit or proceeding as to which Agent requests the Corporation to pay the expenses:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense

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of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent’s counsel delivers a written notice to the Corporation stating that such counsel has reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of any such defense, or (iii) the Corporation shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, in each of which cases the fees and expenses of Agent’s separate counsel shall be subject to the indemnification and advancement of expenses provisions of this Agreement. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Neither the Corporation nor Agent shall unreasonably withhold consent to any proposed settlement; provided, however, that the Corporation may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Corporation is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Corporation and its stockholders. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

9. Expenses. To the extent not prohibited by law, the Corporation shall advance to Agent expenses for the defense of a claim, prior to the final disposition of any proceeding, within twenty (20) days following receipt by the Corporation of a statement or statements requesting such advances. Agent shall provide to Corporation a copy of all invoices received by Agent in connection with such expenses; provided that, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Agent to waive any privilege accorded by applicable law shall not be provided to Corporation. Advances shall be unsecured, interest free and without regard to Agent’s ability to repay the expenses. Advances shall include any and all expenses actually and reasonably incurred by Agent pursuing an action to enforce Agent’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Agent acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Agent shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Agent is not entitled to be indemnified by the Corporation. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 9 shall not apply to any claim made by Agent for which indemnity is excluded pursuant to Section 4.

10. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense

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of prosecuting his or her claim. In such an enforcement hearing or proceeding, the burden of proof shall be on the Corporation to prove by that indemnification or advancement of expenses to Agent is not required under this Agreement or permitted by applicable law. Any determination by the Corporation (including its Board of Directors, stockholders or independent counsel) that Agent is not entitled to indemnification hereunder, shall not be a defense by the Corporation to the action nor create any presumption that Agent is not entitled to indemnification or advancement of expenses hereunder.

11. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who at the request and expense of the Corporation shall execute all documents required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

12. Non-exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any provision of applicable law, the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office in any court in which a proceeding is brought.

13. Survival of Rights.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b) The obligations and duties of the Corporation to Agent under this Agreement shall be binding on the Corporation and its successors and assigns until terminated in accordance with its terms. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Agent under this Agreement in respect of any action taken or omitted by such Agent in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Corporation’s Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Agent shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Agent shall not prevent the concurrent assertion or employment of any other right or remedy by Agent.

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14. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

15. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto pertaining to the subject matters hereof are superseded and expressly canceled.

16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

(a) This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Agent shall have ceased to serve as a director or and/or officer, employee or agent of the Corporation; or (b) one (1) year after the final termination of any proceeding, including any appeal pending, in respect to which Agent was granted rights of indemnification or advancement of expenses hereunder.

(b) No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Agent or Agent’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of ten (10) years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such ten-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

18. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

19. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20. Notices. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall

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be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Corporation, notices and demands shall be delivered to the attention of the Secretary of the Corporation.

21. Definitions.

(a) Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Agent in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Agent. The term “expenses” shall also include reasonable compensation for time spent by Agent at the request of the Corporation in defense of a proceeding for which he or she is not compensated by the Corporation or any Subsidiary or third party (i) for any period during which Agent is not an agent, in the employment of, or providing services for compensation to, the Corporation or any Subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the Board of Directors of the Corporation who are not parties to any action with respect to which expenses are incurred, for Agent while an agent of, employed by, or providing services for compensation to, the Corporation or any Subsidiary.

(b) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Agent was, is or will be involved as a party or otherwise by reason of: (i) the fact that Agent is or was a director, officer, employee or other fiduciary of the Corporation or any Subsidiary; (ii) the fact that any action taken by Agent or of any action on Agent’s part while acting as director, officer, employee or other fiduciary of the Corporation or any Subsidiary; or (iii) the fact that Agent is or was serving at the request of the Corporation as a director, officer, employee or other fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(c) Subsidiary. For purposes of this Agreement, the term “Subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Corporation and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Agent is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CERUS CORPORATION

By:

Name:

Title:

AGENT

Address: